UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 23, 2023

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (250) 765-6424

__________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure

Lexaria Bioscience Corp. has engaged the former President of GW Pharmaceuticals USA, Julian Gangolli, as a Strategic Advisor. Mr. Gangolli oversaw approval by the US Food and Drug Administration (“FDA”) of the first and only pure cannabidiol drug ever approved by the FDA, Epidiolex®, and its subsequent successful commercialization in the USA leading to the acquisition of GW Pharmaceuticals by Jazz Pharmaceuticals in 2021 in a $7.2 billion transaction.

Prior to that, Mr. Gangolli was a senior member of the Allergan management team from 1998 onwards that transformed Allergan into one of the leading specialty pharmaceutical companies in the US and was also a member of their Executive Management team that oversaw the sale of Allergan to Actavis in 2015.

Stock options valid to purchase 5,000 shares of the Company are being issued to Mr. Gangolli with an exercise price of $2.73 per share, valid for 5 years from the date of issuance.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/Chris Bunka
Chris Bunka
CEO, Principal Executive Officer
Date: January 23, 2023

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